CONSENT OF INDEPENDENT AUDITORS

We  consent  to   the  incorporation  by  reference  in the Registration
Statement on Form S-8 pertaining to the Standard Managment Corporation Savings Plan of our report dated March 18, 1997, except for Note 20, as to which the date is August 21, 1997, with respect to the consolidated financial statements and schedules of Standard Management Corporation included in its Annual Report on Form 10-K/A No. 2 for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                             Ernst & Young LLP

Indianapolis, Indiana
November 26, 1997